                                                                     EXHIBIT 5.1



                      [Porter & Hedges, L.L.P. Letterhead]



                                  July 28, 2000

PetroQuest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 3000
Lafayette, Louisiana 70508

Gentlemen:

         We have acted as counsel to PetroQuest Energy, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 5,128,500 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be offered and sold from time to time by selling security holders of the Company.

         We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

         Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that the 5,128,500 shares of Common Stock to be offered pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.

                                               Very truly yours,

                                               /s/ PORTER & HEDGES, L.L.P.
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                                                   PORTER & HEDGES, L.L.P.